Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 (333-261924) of Nu Holdings Ltd. of our report dated April 20, 2022, with respect to the consolidated financial statements of Nu Holdings Ltd.

/s/ KPMG Auditores Independentes Ltda.

São Paulo, Brazil
April 20, 2022